EXHIBIT 5
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Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:     Ralston  Purina  Company  Savings  Investment  Plan

To  the  Members  of  the  Commission:

     This opinion is submitted in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission in respect of 5,000,000 shares of Ralston Purina Common Stock (the "Shares") which will be offered to employees of Ralston Purina
Company ("Ralston") under the terms of the Ralston Purina Company Savings Investment Plan (the "Plan").

     I  am  a  member  of  the  bar of the State of Missouri and I serve as Vice
President, Secretary and Senior Counsel of Ralston. In that capacity, I, or lawyers in the Ralston Law Department acting under my supervision, have examined the written documents constituting the Plan and such other documents and corporate records as I, or they, have deemed necessary or appropriate for the purposes of this opinion.

     Based  upon  the  foregoing,  it  is  my  opinion  that:

     (1) Ralston is duly incorporated and validly existing as a corporation under the laws of the State of Missouri.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the Shares being registered pursuant to the Registration Statement, and all such Shares issued in accordance with the Plan will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective.

     (3) The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is in compliance with the requirements of ERISA pertaining thereto.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to a reference to me and this opinion in the documents constituting a prospectus relating to the Plan and meeting the requirements of the Securities Act of 1933, as amended.



                                                   Very  truly  yours,

                                                   /s/  Nancy  E.  Hamilton
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                                                   Nancy  E.  Hamilton
                                                   Vice  President,  Secretary
                                                   and  Senior  Counsel